Exhibit 99.1

Forward Looking Statements The following information may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. You are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In accordance with company policy, we will not be providing sales or EBITDA guidance. In addition, we will not be affirming or updating any previous sales or EBITDA guidance.

Associated Materials Overview Installed Services Fence & Rail Vinyl Windows Vinyl Siding Metal Products Third Party Manufactured Products 0.05 0.02 0.32 0.28 0.18 0.15 AMI 2005 Sales by Product: $1,173.6MM AMI 2005 Sales by Channel AMI 2005 Sales by Market Segment Associated Materials is a leading, vertically integrated manufacturer and distributor of exterior residential building products The Company's core products include vinyl windows, vinyl siding, and aluminum and steel siding and accessories, as well as vinyl fencing and railing Approximately 60% of products sold to home repair and remodeling contractors Products marketed on wholesale basis to approximately 50,000 independent contractors through a network of 128 supply centers and approximately 250 independent distributors across the US and Canada US Supply Centers Canadian Supply Centers US Independent Distribution 650.2 176.6 346.8

Company Highlights Unique dual distribution strategy through company-owned distribution and independent distribution Vertical integration has allowed AMI to grow sales and EBITDA at a significantly higher rate than competition from 2000-2005 Complete, diversified product offering of vinyl windows, vinyl siding, metals products and third party manufactured products Remodeling focused business - approximately 60% remodeling, 40% new construction Significant cash flow generation Committed sponsors

ASSOCIATED MATERIALS INCORPORATED

Strong Brands and Product Offerings

Windows – 32% of sales



Product Lines

Advantage, North American, Preservation, Sheffield, UltraMaxx, Alpine, Excalibur, Geneva, Signature, Centurion, Concord, New Construction, Performance Series

Siding – 28% of sales



Product Lines

Berkshire, Bennington, Board and Batten, Centennial, CenterLock, Charter Oak, Northern Forest, Preservation, Sequoia, Sovereign, Williamsport, Advantage, Amherst, Concord, Fair Oaks, Odyssey Plus, Seneca, Signature Supreme, Somerville III, Conquest, Landscape, Aurora, Driftwood

Metal Products – 18% of sales



Product Lines

Cedarwood, Driftwood, SuperGuard, SteelTek, SteelSide, Universal, Deluxe, Vin.Al.Wood, Woodgrain

Third Party Manufactured Products – 15% of sales



Products

Shakes and scallops, roofing materials, shutters, insulation and house wrap, entry doors, and installation equipment and tools

Fencing & Railing - 2% of sales



Product Lines

UltraGuard

4

Supply Centers Overview The Company's 128 supply centers are an important competitive advantage Broad geographic footprint Higher customer service levels Direct access to over 50,000 professional contractors "One-stop shopping" proposition Comprehensive marketing support to installers

Supply Center Sales by Geographic Region Northeast Atlantic Coast Midwest Central Western Mountain Canada 0.14 0.22 0.19 0.14 0.06 0.03 0.22 2005 Supply Center Sales - $826.8 MM

Manufacturing Operations Burlington, Ontario Woodbridge, NJ Pointe Claire, Quebec Lambeth , Ontario Kinston, NC West Salem, OH Akron, OH Cedar Rapids, IA Ennis, TX Bothell, WA Alside Plants Gentek Plants Yuma, AZ

Business Strategy Capitalize on the advantages of having a US (104) and Canadian (24) distribution network Increase sales at existing supply centers Selective addition of supply centers Increase focus on distribution of third party manufactured products and Gentek metals products Continue rapid growth of installed sales Increase share by strengthening independent distribution and direct channels Focus on Revere(r) / Gentek(r) brands Continue to aggressively grow direct window business Lead industry in product innovation with a broad range of products and brands Operational excellence

Favorable Demand Drivers-Repair, Remodeling and Replacement Highlights Repair, replacement and remodeling spending has historically exhibited stable growth only four down years in the past 40 Steady rise in existing home sales and home ownership have driven increased investments in homes Existing housing stock of 122 million homes continues to age, driving RR&R spending more than 60% of homes in the U.S. were built prior to 1980: the median age of housing stock is expected to reach 36 years in 2010, up from 23 years in 1985 Forecast to grow at an average annual rate of 4.7% from 2004-20081 Source: National Association of Realtors Note: 1 Home Improvement Research Institute Source: U.S. Census Bureau Existing Home Sales Median Age of US Housing Stock Home Sales (thousands) Months' Supply Year

U.S. Repair, Remodeling and Renovation-Consistent Growth 36 of the past 40 years have demonstrated positive growth Source: U.S. Census Bureau 1966 - 2005E CAGR = 7.8% 1966 - 2005 CAGR = 7.8% $ (in billions)

Favorable Demand Drivers-New Home Construction Highlights Nearly 12 million new households expected by 2010 Home ownership rate projected to continue to increase to over 70% by 2010 from 69% today Home ownership driven by baby boomers, immigration patterns and minority home ownership Source: U.S. Census Bureau Source: Census Bureau +22% All US Households +22% Households (mm) Rate (%) Year

Strong Financial Performance 2000-2004 Strong Financial Performance 2000-2004 Strong Financial Performance 2000-2004 Net Sales Adjusted EBITDA

2005 Full Year Results

2005 Trends

2005 Issues Unprecedented commodity cost inflation Increased transportation costs due to higher fuel costs Ennis/Freeport plant consolidation Market weakness, particularly in Midwest/Central regions of U.S.

Commodity Costs vs. Price Increases Record inflation in commodity costs; resin and LME increased during 2005 by 22% and 10% respectively. Resin costs were impacted by both capacity constraints at suppliers (high capacity utilization) and higher input costs (natural gas is a primary input in the production of vinyl resin) Aluminum costs were impacted by higher LME prices and higher conversion costs (primarily related to industry capacity constraints) Q4 resin prices increased over 20% from Q3 pricing due to impact of Hurricanes Katrina/Rita Many other raw materials (e.g. additives) also increased significantly over the prior year (up 25%) Due to weaker siding industry demand, competitive pressures reduced our ability to fully achieve announced price increases to cover commodity price increases in the short-term

Commodity Costs-Resin CDI Resin Cost1 Notes: 1 Represents PVC pipe grade resin price (indexed at January 2002 = 100) Source: Chemical Data, L.P.

Commodity Costs-Aluminum LME Aluminum Cost ($ / lb.)1 Notes: 1 Represents LME cash price Source: The London Metal Exchange Limited

Transportation Costs Higher fuel costs negatively impacted EBITDA by approximately $8 million during 2005 Fuel costs expected to remain at higher levels for the foreseeable future Average Diesel Prices ($ / gallon)1 Notes: 1 Represents U.S. No 2 diesel retail sales by all sellers Source: Energy Information Administration

Actions Taken-Price Increases Implemented blended 12% price increase in mid-October 2005 to offset continued significant commodity cost inflation Implemented $3/window price increase in mid-October 2005 Implemented metals price increases effective December 2005 and February 2006 of approximately 6-7% each Major vinyl siding competitors have announced similar price increases-market has supported increase Certain window competitors have also announced price increases

Scope of the Ennis / Freeport plant consolidation included Moving 3 extruders from the Freeport facility to Ennis Installing 2 new high speed extruders Building a 200K square foot warehouse to consolidate inventories of the two plants Upgrading the blending systems Consolidation of the Ennis / Freeport plants created a number of issues: Not achieving acceptable rate of throughput on extruders Higher inventory movement / consolidation costs due to delay in timing of new facility Plant equipment maintenance and operator training issues created inefficiencies resulting in higher costs Service level issues affected sales volumes Ennis / Freeport Plant Consolidation

Actions Taken-Ennis/Freeport Consolidation New COO hired effective November 28, 2005 20 years with Black & Decker - senior operating positions Significant experience in cost reductions/Six Sigma Tasked with instituting operational excellence throughout our manufacturing organization Promoted plant manager of Burlington facility to be Vice President of Extrusion Operations Has responsibility for both Ennis and Burlington Burlington facility has some of the lowest manufacturing costs/best service levels in the industry Hired new plant manager on-site at Ennis Significant extrusion experience at vinyl siding competitor Retained consulting group (Alaris) to review entire vinyl siding supply chain-from manufacturing through company-owned distribution Working through comprehensive project list developed over the past several months

Revenue Growth / Market Conditions Unit sales growth for 2005 has slowed from previous year levels Vinyl siding units - 2% growth versus 5% growth for full year 2004 Window units - 14% growth versus 20% growth for full year 2004 Vinyl siding industry was down 3.6% for 2005 vs. an increase of 1.5% in 2004 Pricing environment has become more competitive Remodeling sales have been weak throughout 2005, primarily in the Midwest and Central regions of the U.S. The resulting mix shift toward new construction results in lower overall margins

Actions Taken-Overhead Reduction In light of performance of business-we have implemented overhead reductions which we expect to benefit the Company during 2006 and beyond Includes headcount elimination resulting in $3.5 million annualized cost savings

Resigned by mutual agreement with the Company's Board of Directors Search for replacement is in progress Mike Caporale to remain with the Company until successor is named and responsibilities transitioned Recent Events - CEO Resignation

Due to lower operating results for 2005 and financial covenants tightening in Q2 of 2006, the Company and its lenders entered into an amendment to the credit facility on Feb. 1, 2006 The amended credit facility provides for the following: Amended financial covenants, including leverage ratio, interest coverage ratio and fixed charge coverage ratio beginning in Q1 of 2006 Increased revolving credit facility to $90MM from $80MM to provide for potentially higher working capital requirements due to higher raw material costs Increased margin on the term loan and revolver by 25 bps Margin on term loan - 2.50% Margin on revolver - 3.25%, reducing to as low as 2.50% based on leverage ratio Recent Events - Bank Amendment

Supplemental Information Computation of Non-GAAP Financial Information EBITDA and Adjusted EBITDA FY 2005 - full year and quarters FY 2004 - full year and quarters Alside only for FY 2000 through FY 2004 Pro forma 2003 (with Gentek for full year)

Supplemental Information Reconciliation of AMI's Net Income (Loss) to EBITDA and Adjusted EBITDA FY 2005 EBITDA is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA excludes certain items. The Company considers adjusted EBITDA to be an important indicator of its operational strength and performance of its business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and / or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs. In addition, the Company's credit facility has certain covenants that use ratios utilizing this measure of adjusted EBITDA. Adjusted EBITDA has not been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA as presented by the Company may not be comparable to similarly titled measures reported by other companies. Such supplementary adjustments to EBITDA may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. For additional explanations of the adjustments reconciling EBITDA to Adjusted EBITDA, please refer to the Company's filings with the SEC on Form 10-Q and Form 10-K.

Supplemental Information Reconciliation of AMI's Net Income (Loss) to EBITDA and Adjusted EBITDA FY 2004 EBITDA is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA excludes certain items. The Company considers adjusted EBITDA to be an important indicator of its operational strength and performance of its business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and / or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs. In addition, the Company's credit facility has certain covenants that use ratios utilizing this measure of adjusted EBITDA. Adjusted EBITDA has not been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA as presented by the Company may not be comparable to similarly titled measures reported by other companies. Such supplementary adjustments to EBITDA may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. For additional explanations of the adjustments reconciling EBITDA to Adjusted EBITDA, please refer to the Company's filings with the SEC on Form 10-Q and Form 10-K.

Supplemental Information Reconciliation of Alside's Net Income to EBITDA and Adjusted EBITDA

Supplemental Information Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended January 3, 2004